Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2023 RESULTS

First quarter 2023 results:

•
Revenue of $695 million, up 9% year-over-year led by:
o
Advanced Computing growth of 74%
o
Medical growth of 17%
o
Next Generation Communications growth of 45%
•
GAAP operating income of $23 million, up 48% year-over-year
•
Non-GAAP(1) operating income of $26 million, up 21% year-over-year
•
GAAP diluted EPS of $0.35, up 13% year-over-year

TEMPE, AZ, May 3, 2023 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2023.

	Three Months Ended
	March 31,	Dec 31,	March 31,
In millions, except EPS	2023	2022	2022
Sales	$695	$751	$636
Net income	$12	$21	$11
Income from operations	$23	$27	$15
Net income – non-GAAP(1)	$15	$21	$16
Income from operations – non-GAAP(1)	$26	$33	$21
Diluted earnings per share	$0.35	$0.60	$0.31
Diluted EPS – non-GAAP(1)	$0.42	$0.60	$0.44
Operating margin	3.3%	3.6%	2.4%
Operating margin – non-GAAP(1)	3.7%	4.3%	3.4%

(1) A reconciliation of GAAP and non-GAAP results is included below.

"Our first quarter results include double-digit year-over-year product shipment growth despite the pause in Semi-Cap spending, demonstrating the power of our sector diversification,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “While 2023 has already been a dynamic year, we are encouraged by the demand trends we are experiencing across the majority of our sectors. Coupled with our continued execution, we remain confident in our outlook for the current year as well as our ability to execute to our long-term targets.”

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2023	2022	2022
Accounts receivable days	60	59	54
Contract asset days	25	22	24
Inventory days	111	97	95
Accounts payable days	(60)	(56)	(71)
Advance payments from customers days	(27)	(26)	(20)
Cash Conversion Cycle days	109	96	82

First Quarter 2023 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) were as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2023		2022		2022
Medical	$137	20%	$144	19%	$117	18%
Semi-Cap	149	21	178	24	183	29
A&D	79	11	90	12	82	13
Industrials	144	21	143	19	137	22
Advanced Computing	96	14	92	12	55	8
Next Gen Communications	90	13	104	14	62	10
Total	$695	100%	$751	100%	$636	100%

Overall, revenues were up 9% year-over-year from strength in the Advanced Computing, Next Gen Communications, Industrials, and Medical sectors.

Second Quarter 2023 Guidance

•
Revenue between $670 - $710 million
•
Diluted GAAP earnings per share between $0.35 - $0.41
•
Diluted non-GAAP earnings per share between $0.43 - $0.49 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers.

Restructuring charges are expected to range between $1.8 million and $2.2 million in the second quarter and the amortization of intangibles is expected to be $1.6 million in the second quarter.

First Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for second quarter and fiscal year 2023 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continued inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including trade restrictions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company's operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
Sales	$694,695	$636,083
Cost of sales	630,737	578,481
Gross profit	63,958	57,602
Selling, general and administrative expenses	38,198	36,289
Amortization of intangible assets	1,592	1,609
Restructuring charges and other costs	1,426	4,297
Income from operations	22,742	15,407
Interest expense	(6,450)	(1,750)
Interest income	1,258	130
Other income (expense), net	(2,165)	(294)
Income before income taxes	15,385	13,493
Income tax expense	3,025	2,533
Net income	$12,360	$10,960
Earnings per share:
Basic	$0.35	$0.31
Diluted	$0.35	$0.31
Weighted-average number of shares used in calculating earnings per share:
Basic	35,336	35,245
Diluted	35,592	35,470

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$210,893	$207,430
Restricted cash	797	—
Accounts receivable, net	461,905	491,957
Contract assets	194,134	183,613
Inventories	778,137	727,749
Other current assets	45,006	41,400
Total current assets	1,690,872	1,652,149
Property, plant and equipment, net	221,016	211,478
Operating lease right-of-use assets	95,156	93,081
Goodwill and other, net	271,604	270,623
Total assets	$2,278,648	$2,227,331

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$3,456	$4,275
Accounts payable	421,746	424,272
Advance payments from customers	185,808	197,937
Accrued liabilities	100,853	122,652
Total current liabilities	711,863	749,136
Long-term debt and finance lease obligations, less current installments	399,924	320,675
Operating lease liabilities	87,561	86,687
Other long-term liabilities	44,674	44,417
Shareholders’ equity	1,034,626	1,026,416
Total liabilities and shareholders’ equity	$2,278,648	$2,227,331

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income	$12,360	$10,960
Depreciation and amortization	11,100	10,897
Stock-based compensation expense	4,790	4,206
Accounts receivable, net	30,398	(26,356)
Contract assets	(10,521)	(13,431)
Inventories	(49,864)	(85,751)
Accounts payable	15,375	35,869
Advance payments from customers	(12,129)	34,002
Other changes in working capital and other, net	(26,415)	(38,421)
Net cash used in operations	(24,906)	(68,025)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(38,731)	(17,975)
Other investing activities, net	19	1,330
Net cash used in investing activities	(38,712)	(16,645)

Cash flows from financing activities:
Share repurchases	—	(5,482)
Net debt activity	78,316	72,959
Other financing activities, net	(11,292)	(8,343)
Net cash provided by financing activities	67,024	59,134

Effect of exchange rate changes	854	(1,278)
Net increase (decrease) in cash and cash equivalents and restricted cash	4,260	(26,814)
Cash and cash equivalents and restricted cash at beginning of year	207,430	271,749
Cash and cash equivalents and restricted cash at end of period	$211,690	$244,935

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2023	2022	2022
Income from operations (GAAP)	$22,742	$26,946	$15,407
Amortization of intangible assets	1,592	1,592	1,609
Restructuring charges and other costs	1,426	799	2,314
Loss on assets held for sale	—	—	1,983
Settlement	—	3,250	—
Non-GAAP income from operations	$25,760	$32,587	$21,313
GAAP operating margin	3.3%	3.6%	2.4%
Non-GAAP operating margin	3.7%	4.3%	3.4%

Gross Profit (GAAP)	$63,958	$72,127	$57,602
Non-GAAP gross profit	$63,958	$72,127	$57,602
GAAP gross margin	9.2%	9.6%	9.1%
Non-GAAP gross margin	9.2%	9.6%	9.1%

Selling, general and administrative expenses	$38,198	$39,540	$36,289
Non-GAAP selling, general and administrative expenses	$38,198	$39,540	$36,289

Net income (GAAP)	$12,360	$21,219	$10,960
Amortization of intangible assets	1,592	1,592	1,609
Restructuring charges and other costs	1,426	799	2,314
Loss on the sale of property, plant and equipment	—	—	1,983
Settlement	—	(2,344)	—
Income tax adjustments(1)	(516)	(5)	(1,206)
Non-GAAP net income	$14,862	$21,261	$15,660

Diluted earnings per share:
Diluted (GAAP)	$0.35	$0.60	$0.31
Diluted (Non-GAAP)	$0.42	$0.60	$0.44

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,592	35,630	35,470
Diluted (Non-GAAP)	35,592	35,630	35,470

Net cash used in operations	$(24,906)	$(52,749)	$(68,025)
Additions to property, plant and equipment and software	(38,731)	(13,180)	(17,975)
Free cash flow (used)	$(63,637)	$(65,929)	$(86,000)
(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.